Exhibit 21
VOLT INFORMATION SCIENCES, INC.
LIST OF SUBSIDIARIES

No.	Name (1)	Jurisdiction of Incorporation
1	Arctern Consulting Private Limited (2)	India
2	Arctern, Inc.	Virginia
3	Volt Europe Limited	United Kingdom
4	Nuco II, LLC	Delaware
5	Nuco I, Ltd.	Nevada
6	Nuco II, Ltd.	Delaware
7	P/S Partner Solutions, Ltd.	Delaware
8	ProcureStaff Technologies, Ltd.	Delaware
9	Volt Consulting MSP Canada Ltd.	Canada
10	Volt Australia Pty. Limited	Australia
11	VIS Executive Search, Inc.	California
12	VMC Consulting Europe Limited	United Kingdom
13	VMC Services India Private Limited (2)	India
14	Volt Asia Enterprises (Malaysia) Sdn. Bhd.	Malaysia
15	Volt Asia Enterprises (Taiwan) Co. Ltd.	Taiwan
16	Volt Asia Enterprises, Ltd.	Delaware
17	Volt Australia, Ltd.	Delaware
18	Volt Consulting Group, Ltd.	Delaware
19	Volt Delta International B.V.	Netherlands
20	Volt Delta International Pte, Ltd	Singapore
21	Volt Delta Resources of Mexico, S. de R.L. de C.V.	Mexico
22	Volt Delta Resources, Inc.	Delaware
23	Volt Directory Marketing, Ltd. (3)	Delaware
24	Volt Europe (Belgium) SPRL	Belgium
25	Volt Europe (Deutschland) GmbH	Germany
26	Volt Europe (Espana) S.L.	Spain
27	Volt Europe (France) SARL	France
28	Volt Europe (Germany) GmbH	Germany
29	Volt Europe (Nederland) BV	Netherlands

No.	Name (1)	Jurisdiction of Incorporation
30	Volt Europe (Switzerland) SA	Switzerland
31	Volt Europe Ceska Republika s.r.o	Czech Republic
32	Volt Europe Holdings Limited	United Kingdom
33	Volt Europe Slovakia s.r.o.	Slovakia
34	Volt Europe Temporary Services Limited	United Kingdom
35	Volt Funding Corp.	Delaware
36	Volt Gatton Holding, Inc.	Delaware
37	Volt Holding Corp.	Nevada
38	Volt Information Sciences (India) Private Limited (2)	India
39	Volt Management Corp.	Delaware
40	Volt Reach, Inc.	Delaware
41	Volt Consulting Group Limited	United Kingdom
42	Volt Service Corporation Pte, Ltd.	Singapore
43	Volt Service K.K.	Japan
44	Volt Services Group (Netherlands) B.V.	Netherlands
45	Volt Telecommunications Group, Inc.	Delaware

Footnotes

(1)
Except as noted, each named subsidiary is wholly owned, directly or indirectly by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.

(2)	99.9% owned by Volt Asia Enterprises, Ltd. / 00.01% owned by Nuco I, Ltd.

(3)	80% owned by Nuco II, Ltd. / 20% owned by Market Access International.